Exhibit 99
                                 REVOCABLE PROXY
                           Dime Financial Corporation
                                 95 Barnes Road
                         Wallingford, Connecticut 06492

                        This proxy is solicited on behalf
                          of the Board of Directors of
                           Dime Financial Corporation
                           for the Special Meeting of
                           Shareholders to be held on
                                _________, 1998.


The undersigned shareholder of Dime Financial Corporation hereby appoints _____________________ and _________________________, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Dime Financial Corporation held of record by the undersigned on ____________, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at _____ a.m., on ____________, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement-Prospectus and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1 and 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                      AND RETURN IN THE ENCLOSED ENVELOPE.
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The Board of  Directors  unanimously  recommends  a vote  "FOR"  each of the |X|
proposals in Items 1 and 2. Please mark your votes as indicated in this example.

1. To adopt and approve the Agreement and Plan of Merger, dated as of March 31, 1998, by and among HUBCO, Inc., Lafayette American Bank, Dime Financial Corporation and The Dime Savings Bank of Wallingford (the "Merger Agreement") and to approve the transactions contemplated thereby, pursuant to which Dime Financial Corporation will merge with and into HUBCO, Inc.

                                FOR             AGAINST        ABSTAIN
                                |_|               |_|             |_|

2. To permit the individuals appointed herein, in their discretion, to vote upon and transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


                                FOR             AGAINST        ABSTAIN
                                |_|               |_|            |_|


                                 I Will Attend the Special Meeting.          |_|

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting.

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                     Signature(s)

                     -----------------------------------------------------------
                     Signature(s)


                     Dated:_____________________________, 1998

                         Please sign exactly as your name appears on this proxy.

         Joint owners should each sign personally.

         If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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